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                                                                   Exhibit 10.14

                               First Amendment to
                              Employment Agreement
                              --------------------


This First Amendment to Employment Agreement, dated as of July 18, 2001 (the "Amendment") is entered into by and between United Defense Industries, Inc., a Delaware corporation (the "Company") and Francis Raborn (the "Executive") for the purpose of amending the provisions of that certain Employment Agreement dated as of May 21, 1999 between the Company and the Executive (the "Agreement").

WHEREAS, the Company and the Executive desire to amend the Agreement in the respects set forth below, in order to further clarify certain of its provisions and for their mutual benefit and convenience;

NOW THEREFORE, in consideration of the premises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1. Subsection 1(k) of the Agreement is hereby deleted and replaced with the following:

"(k) The Executive shall have "Good Reason" to terminate his employment in the event that the Company either (i) fails to make any payment or provide any benefit hereunder or commits a material breach of this Agreement and does not cure such failure or breach after notice and a reasonable opportunity to cure, or (ii) gives to the Executive a notice of non-extension under Subsection 2(b). As used in the preceding sentence, a "material breach" of this Agreement shall, without limitation, include any of the following events:

      (i) Termination of Executive's employment, other than for Cause or by reason of Executive's death or voluntary retirement or resignation;

      (ii)  Reduction in Executive's salary and/or Bonus Plan eligibility;

      (iii) Relocation of Executive's current Washington, D.C. metropolitan area employment location, without Executive's prior written consent;

      (iv) Substantial diminution of Executive's job responsibilities, without Executive's prior written consent; or

      (v) Executive's immediate supervisor occupying a lesser position than is occupied by such supervisor as of the date of execution of this Agreement."

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2. All references in the Agreement to "the Agreement" or "this Agreement" shall mean the Agreement as modified by this Amendment. As so modified, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto as of the date first set forth above.



                                          UNITED DEFENSE INDUSTRIES, INC.

                                          By: /s/ Thomas W. Rabaut
                                              ------------------------------
                                          Title: President & CEO
                                                 ---------------------------

                                          Executive

                                          /s/ F. Raborn
                                          ----------------------------------

                                          Name: F. Raborn
                                               -----------------------------
                                          Address: 9221 Black Riffles CT.
                                                  --------------------------
                                          Great Falls, VA 22066
                                          ----------------------------------

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